As filed with the Securities and Exchange Commission on January 27, 2009

Registration No. 333-132910

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	31-1486870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Timothy G. Frommeyer

Senior Vice President—Chief Financial Officer

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Michael Groll

Sheri E. Bloomberg

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, NY 10019

(212) 259-8000

Approximate date of commencement of proposed sale of securities to the public:    Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

Nationwide Financial Services, Inc. (“NFS”) is filing this Post-Effective Amendment No. 2 to Form S-3 ASR Registration Statement to deregister securities previously registered by NFS pursuant to a Form S-3 ASR originally filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2006 (the “Form S-3 ASR”). Pursuant to the Form S-3 ASR, an unspecified aggregate number of a variety of securities were registered for issuance at an unspecified price.

On August 6, 2008, NFS entered into a merger agreement with Nationwide Mutual Insurance Company, Nationwide Corporation and NWM Merger Sub, Inc. whereby Nationwide Mutual Insurance Company agreed to purchase all of the outstanding shares of NFS Class A common stock it did not already own. The transaction closed on January 1, 2009, at which time NFS became a privately owned company. Accordingly, NFS is filing this Post Effective Amendment No. 2 in order to deregister all securities registered pursuant to the Form S-3 ASR and not yet issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 27, 2009.

NATIONWIDE FINANCIAL SERVICES, INC.

/s/ Timothy G. Frommeyer
Timothy G. Frommeyer
Senior Vice President—Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons on January 27, 2009 in the capacities indicated.

By:	/s/ Lawrence A. Hilsheimer
Name:	Lawrence A. Hilsheimer
Title:	Director

By:	/s/ Mark R. Thresher
Name:	Mark R. Thresher
Title:	Director

By:	/s/ Timothy G. Frommeyer
Name:	Timothy G. Frommeyer
Title:	Director